                                                                 EXHIBIT m(4)(a)

                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

        SECTION 1. Each registered investment company, as described in Schedule A to this plan (each individually referred to as the "Fund", or collectively, the "Funds"), severally, on behalf of each of its series of common stock or of beneficial interest, as the case may be, set forth in Schedule A to this plan (each, a "Portfolio"), may act as a distributor of the Class B Shares of such Portfolio (the "Shares") of which such Fund is the issuer, pursuant to Rule12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Amended and Restated Master Distribution Plan (the "Plan").

         SECTION 2. The Fund may incur expenses pursuant to this Plan on behalf of a Portfolio at the applicable annual rate set forth on Schedule A under "Maximum Aggregate Fee" of the average daily net assets of the Portfolio attributable to the Shares. Such expenses shall be subject to any applicable limitations imposed from time to time by the applicable rules of NASD Inc. ("NASD").

        SECTION 3. The Fund may expend amounts under this Plan to finance distribution-related services for the Shares of each Portfolio. Distribution-related services shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering this Plan.

        The Fund has selected A I M Distributors, Inc. ("ADI") as its exclusive agent to provide distribution-related services on behalf of and for the Shares of each Portfolio. Any agent, including ADI, selected to act as the Fund's exclusive agent for distribution of the Shares of any Portfolio from time to time is a "Distributor." Distributor may provide such distribution services either directly or through third parties.

        SECTION 4. The Fund may also expend amounts under this Plan to finance payments of service fees under arrangements for personal continuing shareholder services. Personal continuing shareholder services may include, but shall not be limited to, the following: (i) distributing sales literature to customers; (ii) answering routine customer inquiries concerning the Fund and the Shares; (iii) assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting customers in the establishment and maintenance of customer accounts and records, and in the placement of purchase and redemption transactions; (v) assisting customers in investing dividends and capital gains distributions automatically in Shares; and
(vi) providing such other information and services as the Fund or the customer may reasonably request.

        Distributor may implement these arrangements either directly or through third parties. The Distributor, acting as principal, may provide some or all of the shareholder services to Portfolio shareholders for which the Distributor is the broker of record, as set forth in the distribution agreement with Distributor.

         SECTION 5. All amounts expended pursuant to this Plan shall be paid to Distributor pursuant to a distribution agreement related to this Plan and are the legal obligation of the Fund and not of the Distributor or its designee. The maximum service fee payable by the Fund on behalf of a Portfolio for personal continuing shareholder services shall be twenty-five one-hundredths of one percent (0.25%), or such lower rate for the Portfolio as is specified on Schedule A, per annum of the average daily net assets of the Portfolio attributable to the Shares owned by the customers of the entity providing such shareholder services.

        No provision of this Plan shall be interpreted to prohibit any payments by the Fund with respect to the Shares of a Portfolio during periods when the Fund has suspended or otherwise limited sales of such Shares.

        SECTION 6. (a) Subject to the provisions of Sections 11 and 12 hereof, amounts incurred pursuant to Section 2 in respect of Shares of each Portfolio shall be paid by the Fund to Distributor in respect of such Shares or, if more than one institution has acted as Distributor in respect of such Shares, then amounts incurred pursuant to Section 2 and payable in respect of such Shares shall be paid to each such Distributor in proportion to the number of such Shares sold by or attributable to such Distributor's distribution efforts in respect of such Shares in accordance with allocation provisions of each Distributor's distribution agreement (the "Distributor's 12b-1 Share") notwithstanding that such Distributor's distribution agreement with the Fund may have been terminated.

                  (b) Any Distributor may assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of its Distributor's 12b-1 Share of the Maximum Asset-Based Sales Charge set forth on Exhibit A ("Distribution Fees") relating to a Portfolio from time to time (but not such Distributor's duties and obligations pursuant hereto or pursuant to any distribution agreement in effect from time to time, if any, between such Distributor and the Fund), free and clear of any offsets or claims the Fund may have against such Distributor. Each such Assignee's ownership interest in a Transfer of a specific designated portion of a Distributor's 12b-1 Share of Distribution Fees relating to a Portfolio is hereafter referred to as an "Assignee's 12b-1 Portion." A Transfer pursuant to this Section 6(b) shall not reduce or extinguish any claims of the Fund against the Distributor.

                  (c) Each Distributor shall promptly notify the Fund in writing of each such Transfer by providing the Fund with the name and address of each such Assignee.

                  (d) A Distributor may direct the Fund to pay an Assignee's 12b-1 Portion directly to such Assignee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount of (i) the Distributor's 12b-1 Share of Distribution Fees relating to a Portfolio, and (ii) each Assignee's 12b-1 Portion, if any, for such month (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required under such distribution agreement directly to the Assignee in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor.

                  (e) Alternatively, in connection with a Transfer, a Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share of Distribution Fees relating to a Portfolio from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share of Distribution Fees relating to a Portfolio between the Assignee's 12b-1 Portion and the balance of the Distributor's 12b-1 Share of Distribution Fees relating to a Portfolio (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion"), in which case only the Distributor's 12b-1 Portion may be subject to offsets or claims the Fund may have against such Distributor.

        SECTION 7. Distributor shall provide to the Fund's Board of Trustees or Board of Directors and the Board shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

        SECTION 8. This Plan and any agreement related to this Plan shall become effective on August 18, 2003, with respect to any Portfolio, upon the receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Trustees or Board of Directors of the Fund, and (b) the affirmative vote of a majority of those Trustees or Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

        SECTION 9. Any material amendments to this Plan must be approved, with respect to any Portfolio, by both (a) the affirmative vote of a majority of the Board of Trustees or Board of Directors of the Fund, and (b) the affirmative vote of a majority of the Dis-interested Trustees, cast in person at a meeting called for the purpose of voting on the amendment. In addition, this Plan may not be amended with respect to the Shares of any Portfolio to increase materially the amount to be spent for distribution provided for in Section 2 hereof unless such amendment is approved by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares of such Portfolio.

        SECTION 10. Unless sooner terminated pursuant to Section 11, this Plan and any related agreement shall continue in effect for the Shares of each Portfolio until June 30, 2004 and thereafter each shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 8.

         SECTION 11. This Plan may be terminated at any time with respect to the Shares of a Portfolio by vote of a majority of the Dis-interested Trustees of the Fund, or by vote of a majority of outstanding Shares of such Portfolio. If this Plan is terminated with respect to a Portfolio, the obligation of the Fund to make payments pursuant to this Plan with respect to such Portfolio shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with Shares sold prior to such termination date, provided, in each case that each of the requirements of a Complete Termination of this Plan in respect of such Portfolio, as defined below, are met. A termination of this Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligation of the Fund to withhold and pay to any Distributor contingent deferred sales charges to which such distributor is entitled pursuant to any distribution agreement. For purposes of this Section 11 a "Complete Termination" of this Plan in respect of any Portfolio shall mean a termination of this Plan in respect of such Portfolio, provided that: (i) the Dis-interested Trustees of the Fund shall have acted in good faith and shall have determined that such termination is in the best interest of the Fund and the shareholders of such Portfolio; (ii) the Fund does not alter the terms of the contingent deferred sales charges applicable to Shares outstanding at the time of such termination; and (iii) unless the applicable Distributor at the time of such termination was in material breach under the distribution agreement in respect of such Portfolio, the Fund shall not, in respect of such Portfolio, pay to any person or entity, other than such Distributor or its designee, either the asset-based sales charge or the service fee (or any similar fee) in respect of the Shares sold by such Distributor prior to such termination.

         SECTION 12. Any agreement related to this Plan shall be made in writing, and shall provide:

                           (a) that such agreement may be terminated at any
time, with respect to the Shares of a Portfolio, without payment of any penalty, by vote of a majority of the Dis-interested

Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Shares of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

                           (b) that such agreement shall terminate automatically
in the event of its assignment; provided, however, that, subject to the provisions of Section 11 hereof, if such agreement is terminated for any reason with respect to the Shares of a Portfolio, the obligation of the Fund to make payments with respect to the Shares of such Portfolio of (i) the Distributor's 12b-1 Share of Distribution Fees relating to such Portfolio in accordance with the directions of the Distributor pursuant to Section 6(d) or (e) hereof if there exist Assignees for all or any portion of such Distributor's 12b-1 Share of Distribution Fees relating to such Portfolio, and (ii) the remainder of such Distributor's 12b-1 Share of Distribution Fees relating to such Portfolio to such Distributor if there are no Assignees for such Distributor's 12b-1 Share, pursuant to such agreement and this Plan will continue with respect to the Shares of such Portfolio until such Shares are redeemed or automatically converted into another class of shares of such Portfolio.

        SECTION 13. This Plan amends and restates the plan of distribution in effect immediately prior to August 18, 2003 (the "Prior Plan") for each Portfolio listed on Schedule A, insofar as such Prior Plan pertains to Class B Shares of the Portfolio. All service fees and all Distribution Fees (subject to the rights of any Assignee) payable under the Prior Plan continue to be payable under this Plan.

                                   SCHEDULE A
                              AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS B SHARES)

                          DISTRIBUTION AND SERVICE FEES

        The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

                                          MAXIMUM
                                           ASSET
AIM ADVISOR FUNDS                          BASED            MAXIMUM           MAXIMUM
------------------                         SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM International Core Equity Fund             0.75%             0.25%             1.00%
AIM Real Estate Fund                           0.75%             0.25%             1.00%

                                          MAXIMUM
                                           ASSET
AIM EQUITY FUNDS                           BASED            MAXIMUM           MAXIMUM
-----------------                          SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Aggressive Growth Fund                     0.75%             0.25%             1.00%
AIM Basic Value II Fund                        0.75%             0.25%             1.00%
AIM Blue Chip Fund                             0.75%             0.25%             1.00%
AIM Capital Development Fund                   0.75%             0.25%             1.00%
AIM Charter Fund                               0.75%             0.25%             1.00%
AIM Constellation Fund                         0.75%             0.25%             1.00%
AIM Core Strategies Fund                       0.75%             0.25%             1.00%
AIM Dent Demographic Trends Fund               0.75%             0.25%             1.00%
AIM Diversified Dividend Fund                  0.75%             0.25%             1.00%
AIM Emerging Growth Fund                       0.75%             0.25%             1.00%
AIM Large Cap Basic Value Fund                 0.75%             0.25%             1.00%
AIM Large Cap Growth Fund                      0.75%             0.25%             1.00%
AIM Mid Cap Growth Fund                        0.75%             0.25%             1.00%
AIM U.S. Growth Fund                           0.75%             0.25%             1.00%
AIM Weingarten Fund                            0.75%             0.25%             1.00%

                                          MAXIMUM
                                           ASSET
AIM FUNDS GROUP                            BASED            MAXIMUM           MAXIMUM
----------------                           SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Balanced Fund                              0.75%             0.25%             1.00%
AIM Basic Balanced Fund                        0.75%             0.25%             1.00%
AIM European Small Company Fund                0.75%             0.25%             1.00%
AIM Global Utilities Fund                      0.75%             0.25%             1.00%
AIM Global Value Fund                          0.75%             0.25%             1.00%
AIM International Emerging Growth Fund         0.75%             0.25%             1.00%
AIM Mid Cap Basic Value Fund                   0.75%             0.25%             1.00%
AIM New Technology Fund                        0.75%             0.25%             1.00%
AIM Premier Equity Fund                        0.75%             0.25%             1.00%
AIM Premier Equity II Fund                     0.75%             0.25%             1.00%
AIM Select Equity Fund                         0.75%             0.25%             1.00%
AIM Small Cap Equity Fund                      0.75%             0.25%             1.00%


                                          MAXIMUM
                                           ASSET
AIM GROWTH SERIES                          BASED            MAXIMUM           MAXIMUM
-----------------                          SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Basic Value Fund                           0.75%             0.25%             1.00%
AIM Mid Cap Core Equity Fund                   0.75%             0.25%             1.00%
AIM Small Cap Growth Fund                      0.75%             0.25%             1.00%


                                          MAXIMUM
                                           ASSET
AIM INTERNATIONAL FUNDS, INC.              BASED            MAXIMUM           MAXIMUM
------------------------------             SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Asia Pacific Growth Fund                   0.75%             0.25%             1.00%
AIM European Growth Fund                       0.75%             0.25%             1.00%
AIM Global Aggressive Growth Fund              0.75%             0.25%             1.00%
AIM Global Growth Fund                         0.75%             0.25%             1.00%
AIM International Growth Fund                  0.75%             0.25%             1.00%

                                          MAXIMUM
                                           ASSET
AIM INVESTMENT FUNDS                       BASED            MAXIMUM           MAXIMUM
--------------------                       SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Developing Markets Fund                    0.75%             0.25%             1.00%
AIM Global Energy Fund                         0.75%             0.25%             1.00%
AIM Global Financial Services Fund             0.75%             0.25%             1.00%
AIM Global Health Care Fund                    0.75%             0.25%             1.00%
AIM Global Science and Technology Fund         0.75%             0.25%             1.00%
AIM Libra Fund                                 0.75%             0.25%             1.00%

                                          MAXIMUM
                                           ASSET
AIM INVESTMENT SECURITIES FUNDS            BASED            MAXIMUM           MAXIMUM
-------------------------------            SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM High Yield Fund                            0.75%             0.25%             1.00%
AIM Income Fund                                0.75%             0.25%             1.00%
AIM Intermediate Government Fund               0.75%             0.25%             1.00%
AIM Money Market Fund                          0.75%             0.25%             1.00%
AIM Municipal Bond Fund                        0.75%             0.25%             1.00%
AIM Total Return Bond Fund                     0.75%             0.25%             1.00%


                                          MAXIMUM
                                           ASSET
AIM SERIES TRUST                           BASED            MAXIMUM           MAXIMUM
-----------------                          SALES            SERVICE          AGGREGATE
PORTFOLIO                                  CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Global Trends Fund                         0.75%             0.25%             1.00%


                                          MAXIMUM
                                           ASSET
AIM SPECIAL OPPORTUNITIES FUNDS            BASED            MAXIMUM           MAXIMUM
-------------------------------            SALES            SERVICE          AGGREGATE
PORTFOLIOS                                 CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM Opportunities I Fund                       0.75%             0.25%             1.00%
AIM Opportunities II Fund                      0.75%             0.25%             1.00%
AIM Opportunities III Fund                     0.75%             0.25%             1.00%


                                          MAXIMUM
                                           ASSET
AIM TAX-EXEMPT FUNDS                       BASED            MAXIMUM           MAXIMUM
--------------------                       SALES            SERVICE          AGGREGATE
PORTFOLIO                                  CHARGE             FEE               FEE
                                         ----------        ----------        ----------
AIM High Income Municipal Fund                 0.75%             0.25%             1.00%